AMENDMENT No. 1, dated as of April 9, 1995, to
             the AGREEMENT dated December 28, 1994 (the "Trust Agreement"), between CLARK EQUIPMENT COMPANY (the "Company") and such subsidiaries of the Company as become parties to the Trust Agreement (the Company and such subsidiaries referred to hereinafter collectively as the "Employers" and sometimes individually as an "Employer"), and WACHOVIA BANK OF NORTH CAROLINA, N.A., and its successor or successors and assigns (the "Trustee"), establishing the Clark Equipment Company Deferred Benefit Trust (the "Trust").


                                W I T N E S S E T H :
                                - - - - - - - - - -


                       WHEREAS, the Company, the Employers and the
             Trustee have entered into the Trust Agreement establishing the Trust for purposes of providing a method for the orderly accumulation of assets to be used to make certain payments payable under the Clark Equipment Company Supplemental Retirement Income Plan for Certain Executives (except as such assets are required to be used to satisfy the claims of the Employers' creditors); and

                       WHEREAS, Section 7.1 of the Trust Agreement
             provides that the Company may amend the Trust from time to time (with certain exceptions not relevant herein); and

                       WHEREAS, the Trustee hereby gives its consent to
             the amendments to the Trust Agreement set forth below.

                       NOW, THEREFORE, in consideration of the mutual
             undertakings of the parties hereto, IT IS AGREED by the Company and the Trustee as follows:

                       1. Section 2.2 of the Trust Agreement is amended by adding after the last sentence of the flush language at the end thereof the following:

                  "Notwithstanding anything herein to the contrary, upon and after a Change in Control, as defined in Section 4.20, the assets of the trust fund shall only be invested in cash, company owned life insurance policies, high quality money market funds or high quality fixed income securities. For purposes of the foregoing, "high quality" shall mean a public debt rating by Standard & Poor's of BBB or higher or an equivalent rating by another major rating agency."

                       2. Section 4.5 of the Trust Agreement is amended by adding the following two sentences after the first sentence thereof:

                  "The committee shall retain a reputable, independent actuarial or consulting firm (the "independent party") to determine the amount of the benefits due and payable to participants pursuant to the plan. At least ten (10) days prior to the time an amount is due and payable to a participant pursuant to the plan, such "independent party" shall provide to the committee, the employer and such participant, in writing, a statement as to such amount due and payable to the participant pursuant to the plan together with a copy of the calculations supporting the determination of such amount."

                       3. Section 4.5 of the Trust Agreement is further amended by deleting the fifth sentence thereof (as determined before such Section 4.5 is amended in accordance with paragraph 2 above), and adding the following sentence after the fourth sentence thereof:

                  "If the committee or the employer does not provide the trustee with a statement from the "independent party" as to the proper amount due and payable to the participant within 30 days of the date the trustee notified the committee and the employer of the payment request, or the trustee determines that the party providing the statement is not "independent," the trustee shall make the payment or payments requested by the participant from the trust fund and may conclusively rely on such payment or payments being the appropriate amount."

                       4. Section 4.20 is added to the Trust Agreement to read in its entirety as follows:

                            "4.20  Change in Control.  For purposes of
                                   -----------------
                  the trust, "Change in Control" means (i) the
                  acquisition of beneficial ownership of 25% or more of the shares of common stock of the company by or for any person (as such term is defined in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), including for purposes of calculating such person's ownership, all shares beneficially owned by the affiliates and associates (as such terms are defined in Rule 12b-2 of the Act) of such person, provided, however, that the term
                                  --------  -------
                  "person" shall not include any of the following: the company, any subsidiary of the company, any employee benefit plan or employee stock plan of the company or




















             04/08/95                    -2-
                  of any subsidiary of the company, any dividend reinvestment plan of the company, any person or entity organized, appointed or established by the company for or pursuant to the terms of any such plan, or any person which becomes the beneficial owner of 25% or more of such shares then outstanding solely as a result of the acquisition by the company or any employee benefit plan of the company of shares of the common stock of the company, provided that such person does not thereafter acquire any shares of the common stock of the company, or (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the company cease for any reason to constitute a majority thereof, unless the election, or nomination for election by the company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, or (iii) the company's stockholders approve (a) the merger or consolidation of the company with or into another corporation and the company shall not be the surviving corporation or (b) an agreement to sell or otherwise dispose of all or substantially all of the company's assets (including a plan of liquidation)."

                       5. Section 7.1(b) of the Trust Agreement is amended by adding the following after the word "creditors" and before the word "including" in the last line thereof:

                  "in accordance with Article V,"

                       6. Except as amended hereby, the Trust Agreement shall survive and continue in full force and effect.

                       7. This Amendment No. 1 may be executed in two or more counterparts, any one of which will be an original without reference to the others.



































             04/08/95                    -3-

                       8. This Amendment No. 1 shall in all respects be governed by and construed in accordance with the laws of the State of Indiana.


                       IN WITNESS WHEREOF, the Company and the Trustee
             have caused this Amendment No. 1 to the Trust Agreement to be duly executed as of the date set forth above by their respective officers thereunto duly authorized.

                                           CLARK EQUIPMENT COMPANY


             Date:                         By /s/ Bernard D Henely
                  ---------------             ---------------------------
                                               Name: Bernard D Henely
                                               Title: Vice President and
                                                        General Counsel


                                           WACHOVIA BANK OF
                                             NORTH CAROLINA, N.A.


             Date:                         By /s/ John N. Smith III
                  ---------------             ---------------------------
                                               Name: John N. Smith III
                                               Title: Vice President
















































             04/08/95                    -4-

                       AMENDMENT No. 1, dated as of April 9, 1995, to
             the AGREEMENT dated December 28, 1994 (the "Retirement Trust Agreement"), between CLARK EQUIPMENT COMPANY (the "Company") and such subsidiaries of the Company as become parties to the Trust Agreement (the Company and such subsidiaries referred to hereinafter collectively as the "Employers" and sometimes individually as an "Employer"), and WACHOVIA BANK OF NORTH CAROLINA, N.A., and its successor or successors and assigns (the "Trustee"), establishing the Clark Equipment Company Supplemental Executive Retirement Trust (the "Retirement Trust").


                                W I T N E S S E T H :
                                - - - - - - - - - -


                       WHEREAS, the Company, the Employers and the
             Trustee have entered into the Retirement Trust Agreement establishing the Retirement Trust for purposes of providing a method for the orderly accumulation of assets to be used to make certain payments payable under the Clark Equipment Company Supplemental Executive Retirement Plan (except as such assets are required to be used to satisfy the claims of the Employers' creditors); and

                       WHEREAS, Section 7.1 of the Retirement Trust
             Agreement provides that the Company may amend the Retirement Trust from time to time (with certain exceptions not relevant herein); and

                       WHEREAS, the Trustee hereby gives its consent to
             the amendments to the Retirement Trust Agreement set forth below.

                       NOW, THEREFORE, in consideration of the mutual
             undertakings of the parties hereto, IT IS AGREED by the Company and the Trustee as follows:

                       1. Section 2.2 of the Retirement Trust Agreement is amended by adding after the last sentence of the flush language at the end thereof the following:

                  "Notwithstanding anything herein to the contrary, upon and after a Change in Control, as defined in Section 4.20, the assets of the trust fund shall only be invested in cash, company owned life insurance policies, high quality money market funds or high quality fixed income securities. For purposes of the foregoing, "high quality" shall mean a public debt rating by Standard & Poor's of BBB or higher or an equivalent rating by another major rating agency."

                       2. Section 4.5 of the Retirement Trust Agreement is amended by adding the following two sentences after the first sentence thereof:

                  "The committee shall retain a reputable, independent actuarial or consulting firm (the "independent party") to determine the amount of the benefits due and payable to participants pursuant to the plan. At least ten (10) days prior to the time an amount is due and payable to a participant pursuant to the plan, such "independent party" shall provide to the committee, the employer and such participant, in writing, a statement as to such amount due and payable to the participant pursuant to the plan together with a copy of the calculations supporting the determination of such amount."

                       3. Section 4.5 of the Retirement Trust Agreement is further amended by deleting the fifth sentence thereof (as determined before such Section 4.5 is amended in accordance with paragraph 2 above), and adding the following sentence after the fourth sentence thereof:

                  "If the committee or the employer does not provide the trustee with a statement from the "independent party" as to the proper amount due and payable to the participant within 30 days of the date the trustee notified the committee and the employer of the payment request, or the trustee determines that the party providing the statement is not "independent," the trustee shall make the payment or payments requested by the participant from the trust fund and may conclusively rely on such payment or payments being the appropriate amount."

                       4. Section 4.20 is added to the Retirement Trust Agreement to read in its entirety as follows:

                            "4.20  Change in Control.  For purposes of
                                   -----------------
                  the trust, "Change in Control" means (i) the
                  acquisition of beneficial ownership of 25% or more of the shares of common stock of the company by or for any person (as such term is defined in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), including for purposes of calculating such person's ownership, all shares beneficially owned by the affiliates and associates (as such terms are defined in Rule 12b-2 of the Act) of such person, provided, however, that the term
                                  --------  -------





















             04/08/95                    -2-

                  "person" shall not include any of the following: the company, any subsidiary of the company, any employee benefit plan or employee stock plan of the company or of any subsidiary of the company, any dividend reinvestment plan of the company, any person or entity organized, appointed or established by the company for or pursuant to the terms of any such plan, or any person which becomes the beneficial owner of 25% or more of such shares then outstanding solely as a result of the acquisition by the company or any employee benefit plan of the company of shares of the common stock of the company, provided that such person does not thereafter acquire any shares of the common stock of the company, or (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the company cease for any reason to constitute a majority thereof, unless the election, or nomination for election by the company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, or (iii) the company's stockholders approve (a) the merger or consolidation of the company with or into another corporation and the company shall not be the surviving corporation or (b) an agreement to sell or otherwise dispose of all or substantially all of the company's assets (including a plan of liquidation)."

                       5.  Section 7.1(b) of the Retirement Trust
             Agreement is amended by adding the following after the word "creditors" and before the word "including" in the last line thereof:

                  "in accordance with Article V,"

                       6.  Except as amended hereby, the Retirement
             Trust Agreement shall survive and continue in full force and effect.

                       7. This Amendment No. 1 may be executed in two or more counterparts, any one of which will be an original without reference to the others.



























             04/08/95                    -3-

                       8. This Amendment No. 1 shall in all respects be governed by and construed in accordance with the laws of the State of Indiana.


                       IN WITNESS WHEREOF, the Company and the Trustee
             have caused this Amendment No. 1 to the Retirement Trust Agreement to be duly executed as of the date set forth above by their respective officers thereunto duly authorized.



                                           CLARK EQUIPMENT COMPANY


             Date:                         By /s/ Bernard D Henely
                  ---------------             ---------------------------
                                               Name: Bernard D Henely
                                               Title: Vice President and
                                                        General Counsel


                                           WACHOVIA BANK OF
                                             NORTH CAROLINA, N.A.


             Date:                         By /s/ John N. Smith III
                  ---------------             ---------------------------
                                               Name: John N. Smith III
                                               Title: Vice President



































             04/08/95                    -4-